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Booking Holdings Inc.

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Spring 2022 Stockholder Engagement 1

Agenda • Business Overview • Executive Compensation • Corporate Governance, Sustainability, and Voting Items 1 2 3 2

Business Overview 3

Our strategy to demonstrate global leadership in online travel and related services involves: ● making it easy for people to find, book, pay for, and experience travel ● comprehensive choices and prices for consumers ● platforms, tools, and insights to our business partners ● operating our business sustainably and supporting sustainable travel choices. Booking Holdings Overview 4 Our mission is to make it easier for everyone to experience the world As of May 19, 2022: ✓$85 Billion Market Capitalization ✓$2,103 Closing Stock Price Our long-term vision is to build the “Connected Trip” - a more integrated offering of multiple elements of travel connected by a payment platform. Over time, we expect these efforts to increase our revenue and profit. Portfolio of Leading Brands

Recovering from the Impact of COVID-19 5 (1) Gross Profit shown for 2015 – 2017. Revenue(1) Room Nights (figures in millions) (figures in billions) ✓ In 2021, Room Nights and Revenue recovered from the unprecedented disruption of COVID-19 in 2020 by 66% and 61% year-over-year, respectively ✓ We have seen the recovery continue in the first quarter of 2022, as Room Nights and Revenue were down only 9% and 7%, respectively, vs. the first quarter of 2019, and we had Gross Bookings of $27.3 billion - an all-time high ✓ This trend continued in April, with Room Nights up ~10% and Gross Bookings up over 30% vs. 2019 - a record month for Gross Bookings and the first month that Room Nights exceeded 2019 levels since the onset of COVID-19

Adjusted EBITDA(1) History of Strong Profitability and Cash Flow 6 GAAP Earnings Per Share GAAP Net Income (figures in billions) (1) Adjusted EBITDA is a “Non-GAAP financial measure,” (NFM), as such term is defined by the SEC, and may differ from Non-GAAP financial measures used by other companies. See the appendix for a reconciliation of GAAP net income to Adjusted EBITDA. (2) Free Cash Flow is a NFM as such term is defined by the SEC, and may differ from Non-GAAP financial measures used by other companies. See the appendix for a reconciliation of net cash provided by operating activities to Free Cash Flow Free Cash Flow(2) (figures in billions) (figures in billions) Highest among travel companies

Executive Compensation 7

Executive Compensation Summary (1) Source: Semler Brossy (2) See Appendix for historical Stock-Based Compensation Expense versus Peers. 8 ● ~90%+ support each year since our first Say-on-Pay vote in 2011. ● We conduct a robust biannual stockholder engagement process to collect feedback from stockholders on our executive compensation strategy and other topics of interest. ● Our equity dilution is consistently in the bottom quartile of our executive compensation peer group (<1% burn rate for the past four fiscal years and significantly below the 25th percentile of our executive compensation peers).1, 2 ● Our burn rate for FY21 was the lowest in our executive compensation peer group.1 ● Our CEO’s actual 2021 compensation of $29.9m, excluding accounting adjustments for prior year grants, was in line with market compensation for CEOs of our peers.1 ● 3-year PSUs include rTSR modifier to reflect our stock performance relative to similar travel/hospitality companies on potential payouts. ● In 2022 we added a limit to PSU payouts of 100% (or less) if our stock price is flat or negative over the three-year performance period to ensure further alignment with stockholder interests. 1) We have a strong track record of judicious pay practices and stockholder support 2) We have responsibly managed our equity usage over several years 3) Our executive compensation program has a long-term orientation that aligns with stockholder interests

9 CEO Compensation Through the Pandemic ● The compensation reflects our CEO’s leadership through the pandemic and the company’s strong performance relative to peers ● Our CEO’s 2021 actual compensation of $29.9M is below the median of target compensation for CEOs at our peers ● The adjustments to prior year grants reflect the company’s strong performance in the portion of the grant periods prior to the pandemic (performance of 2x target for the 2018 PSUs and 1x target for the 2019 PSUs)

Corporate Governance, Sustainability, and Voting Items 10

Corporate Governance

The Booking Holdings Board of Directors Nominees



Bob Mylod
Managing Partner, Annox Capital Management
Chair of the Board



Charles Noski
Retired Vice Chairman, Bank of America Corporation
Lead Independent Director



Glenn Fogel
Chief Executive Officer, Booking Holdings Inc.
Director



Timothy Armstrong
Founder and CEO, dtx company
Director



Mirian Graddick-Weir
Retired EVP, Human Resources, Merck
Director



Wei Hopeman
Managing Partner of Arbor Ventures
Director



Nicholas Read
CEO, Vodafone Group Plc
Director



Thomas Rothman
Chairman, Sony Pictures Entertainment Motion Pictures Group
Director



Sumit Singh
CEO, Chewy, Inc.
Director Nominee



Lynn Vojvodich Radakovich
Retired EVP and Chief Marketing Officer, Salesforce
Director



Vanessa Wittman
Retired CFO, Glossier
Director



Board Diversity*
5
Gender/Ethnically Diverse Members
11
MEMBERS
Tenure*
SHORT TERM < 4 YEARS
3
MEDIUM TERM 4-8 YEARS
6
LONG TERM > 8 YEARS
2
3
FINANCIAL EXPERTS ON THE AUDIT COMMITTEE*
57 years
AVERAGE AGE*
Director Qualifications
LEADERSHIP
8
FINANCE
7
GLOBAL BUSINESS
11
HUMAN RESOURCES
1
INTERNET / E-COMMERCE
6
SALES AND MARKETING
4
TRAVEL
2

* Immediately following the Annual Meeting assuming all nominees are elected.

Board Highlights

- Strong mix of business experience, tenure, age, diversity, and independence
- Independent Chair and Lead Independent Director
- Added 5 new independent directors in the past 5 years

BOOKING HOLDINGS

11

12 We believe we have a responsibility to help ensure the world remains worth experiencing and to promote a more sustainable travel industry - culturally, environmentally, and socioeconomically. Sustainability Non-Financial Sustainable Metrics Audit Committee Our Sustainability Governance General Sustainability Topics Corporate Governance Committee Human Capital Management / Diversity Compensation Committee Privacy and Data Security Audit Committee You can find more information in our 2021 Sustainability Report.

Our Climate Strategy (1) From 2019 baseline 13 We released our Climate Action Plan in March 2022 following extensive engagement with stockholders and internal and external stakeholders. The Plan has three pillars: Operating our business sustainably and building a culture of sustainability ● 100% electricity consumption matched with the purchase of renewable electricity in 2021 ● Consulted Science Based Targets initiative in establishing our scope 1, 2, and 3 emissions reduction and net-zero targets under their latest guidelines ● Target 95% reduction in scope 1 and 2 emissions by the end of 20301 ● Target 50% reduction in scope 3 emissions by the end of 2030 ● Achieve net-zero by 2040 Making it easier for travelers to book sustainable trips ● Travel Sustainable program launched in 2021 with over 100,000 properties validated with a travel sustainable badge ● Least CO2 flight sorter available on KAYAK Collaborating to decarbonize the travel industry ● Sustainability handbook available to travel service providers that shares benefits and tips for adopting sustainable practices We plan to report our progress against the goals in our Climate Action Plan annually, and will continue to engage with stockholders and stakeholders on these important issues.

14 Leadership at the Top ● Compensation Committee is tasked with oversight of human capital management, including diversity, inclusion, and belonging, Company culture, employee engagement and talent recruitment, development, and retention. Diversity, Inclusion, and Belonging ● We publish our consolidated EEO-1 Report for employees in the United States (representing ~17% of our workforce as of 12/31/21) on our website. Certain jurisdictions, particularly outside the United States, present challenges to tracking employee racial or ethnic demographics for legal or privacy reasons. ● We are committed to pay equity, regardless of gender, race or ethnicity. With the help of an independent compensation consultant, we conduct pay equity studies every other year and in the off years, we work on remediation plans to address outliers. Diversity, Inclusion, and Belonging * Workforce diversity data as of December 31, 2021.

Voting Items 15 Proposal Board Recommendation 1 Election of Directors ✓ Please vote FOR each of the Board of Directors’ nominees 2 Advisory Vote to Approve 2021 Executive Compensation ✓ Please vote FOR the Company’s Say on Pay 3 Ratification of Deloitte & Touche LLP as Independent Registered Public ✓ Please vote FOR ratification of Deloitte and Touche LLP for year ending December 31, 2022 4 Stockholder Proposal Requesting Right of Stockholders Holding 10% of our Outstanding Shares of Common Stock to Call a Special Meeting ✘ Please vote AGAINST this non-binding stockholder proposal ● Our existing 25% threshold to call special meetings strikes the proper balance between enabling stockholders to initiate corporate action between annual meetings while protecting the Company and its stockholders. Setting the threshold at 10% would permit a few stockholders who own a small percentage of the Company’s common stock to call a special meeting that may be of limited or no concern to the large majority of the Company’s stockholders, while wasting company resources and diverting management’s attention away from running the business. 5 Stockholder Proposal Requesting the Board of Directors Incorporate Climate Change Metrics into Executive Compensation Arrangements for our Chief Executive Officer and At Least One Other Senior Executive ✘ Please vote AGAINST this non-binding stockholder proposal ● We established ambitious emissions reduction targets this year and plan to measure and report our progress against them annually, but the Board requires more time to determine how that may relate to executive compensation.

Appendix: Stock-Based Compensation Expense Non-GAAP Financial Information 16

SBC Expense as a % of Market Cap.(2) SBC Expense as a % of EBITDA(1) Source: company filings. (1) Stock-based compensation (“SBC”) expense as a percentage of pre-SBC Adjusted EBITDA. Note, companies with negative Adjusted EBITDA are excluded from the analysis. (2) SBC expense as a percentage of market capitalization as of December 31st of each respective year. 17 Appendix: History of Responsibly Using Equity: BKNG vs. Peers

18 Appendix: Unaudited Reconciliation of GAAP to Non-GAAP Financial Information (figures in millions) Note: Figures may not sum due to rounding.

19 Appendix: Unaudited Reconciliation of GAAP to Non-GAAP Financial Information (a) Favorable adjustment to OpenTable’s loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program, which is excluded from Net income to calculate Adjusted EBITDA. (b) Adjustments related to prior period net travel transaction tax charge (benefit) including estimated interest and penalties, where applicable, which are recorded in General and administrative expense. Interest income was recorded related to a favorable ruling for the twelve months ended December 31, 2018 and is included in Other income (expense), net. These adjustments are excluded from Net income to calculate Adjusted EBITDA. (c) Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, which is recorded in Personnel expenses and is excluded from Net income to calculate Adjusted EBITDA. (d) Patent litigation settlement expense is recorded in General and administrative expense and excluded from Net income to calculate Adjusted EBITDA. (e) Amounts are excluded from Net income to calculate Adjusted EBITDA. (f) Impairment of goodwill related to our OpenTable and KAYAK reporting unit in 2020 and our OpenTable reporting unit in 2016, which are recorded in Operating expenses and are excluded from Net income to calculate Adjusted EBITDA. (g) Loss on early extinguishment of debt and losses on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted EBITDA. (h) Foreign currency transaction gains (losses) on the remeasurement of our Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes are recorded in Other income (expense), net and excluded from Net Income to calculate Adjusted EBITDA. (i) Net losses (gains) on equity securities with readily determinable fair values and significant gains on equity securities without readily determinable fair values are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted EBITDA. (j) Impairment of investment in DiDi Global Inc. equity securities in 2020 and impairment of other investments in 2016, principally related to our investment in Hotel Urbano, are recorded in Other income (expense), net, and excluded from Net Income to calculate Adjusted EBITDA. For (a) - (j) above, Net income, General and administrative expense, Other income (expense), net, Personnel expenses, Operating expenses and Depreciation and amortization refers to the respective line item in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. For a more detailed discussion of the adjustments described above, please see our earnings press release for the relevant period, including the section under the heading “Non-GAAP Financial Measures” which provides definitions and information about the use of non-GAAP financial measures.

20 Appendix: Unaudited Reconciliation of GAAP to Non-GAAP Financial Information (figures in millions) Note: Figures may not sum due to rounding. (k) Cash used for additions to property and equipment and the acquisition of land-use rights are included in the calculation of Free cash flow.

Disclaimer 21 Special Note Regarding Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements reflect our views regarding current expectations and projections about future events and conditions and are based on currently available information. They are not guarantees of future performance and are subject to risks, uncertainties, and assumptions. Our actual results could differ materially from those expressed, implied, or forecast in any forward-looking statements. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact, are intended to identify forward-looking statements. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully review the reports and documents we file or furnish from time to time with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022, our quarterly reports on Form 10-Q, and current reports on Form 8-K. Website links included in this presentation are for convenience only. Information contained or accessible through such website links is not incorporated herein and does not constitute a part of this presentation.